                                                                    EXHIBIT 2(C)

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT dated as of August 25, 1994 (this "Agreement"), is entered into by and between Firstar Corporation ("Firstar"), a Wisconsin corporation, and Gene Blanc ("Stockholder"), and joined in by First Moline Financial Corp. ("First Moline"), a Delaware corporation, for certain limited purposes.

                                  WITNESSETH:

     WHEREAS, as of the date hereof, Stockholder is the owner of 2,862 shares of the common stock of First Moline, $0.01 par value ("First Moline Common Stock"), which represents approximately 1.01% of the issued and outstanding shares of the capital stock of First Moline;

     WHEREAS, Firstar is contemplating the acquisition of First Moline by means of a merger (the "Merger") of First Moline with and into Firstar Corporation of Iowa, an Iowa corporation and a wholly-owned subsidiary of Firstar, pursuant to an Agreement and Plan of Reorganization and Plan of Merger and Agreement of Merger, each dated of even date herewith (the "Merger Agreements");

     WHEREAS, Firstar is unwilling to expend the substantial time, effort and expense necessary to implement the proposed acquisition of First Moline, including applying for and obtaining necessary approvals of federal banking authorities, unless Stockholder enters into this Agreement with Firstar; and

     WHEREAS, Stockholder believes it is in his/her best interest as well as the best interest of First Moline for Firstar to consummate the Merger;

     NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained and as an inducement to Firstar to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Representations and Warranties. Stockholder represents and warrants that as of the date hereof Stockholder owns beneficially and of record 2,862 shares of First Moline Common Stock (the "Subject Shares"), all of which shares are free and clear of all liens, pledges, security interests, claims, encumbrances, options and agreements to sell. Stockholder represents and warrants that Stockholder has the sole voting power with respect to the Subject Shares.

     2. Voting Agreement. Stockholder shall vote all the Subject Shares in favor of the Merger at any meeting of stockholders of First Moline called for the purpose of approving the Merger and shall, if his consent is solicited by First Moline, consent to the Merger. Stockholder shall not vote in favor of or consent to any acquisition of stock or all or substantially all of the assets of First Moline by any party other than Firstar or its affiliates prior to the termination of this Agreement. None of the Subject Shares shall be transferred while this Agreement is in effect. At Firstar's request and provided that Firstar is then in compliance with the Merger Agreements, Stockholder shall use his best efforts to cause any necessary meeting of stockholders of First Moline to be duly called and held or any necessary consents of stockholders to be obtained for the purpose of approving the Merger.

     3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Firstar any direct or indirect ownership or incidence of ownership of or with respect to any shares of First Moline Common Stock. All rights, ownership and economic benefits of and relating to the shares of First Moline Common Stock shall remain and belong to Stockholder and Firstar shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of First Moline or exercise any power or authority to direct Stockholder in the voting of any of the shares of First Moline Common Stock, or the performance of his duties or responsibilities as a Stockholder of First Moline, except as otherwise expressly provided herein.

     4. Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by First Moline, Stockholder and Firstar.

     5. Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreements and their related written agreements. This Agreement supersedes any agreements among First Moline and its stockholders, concerning the acquisition, disposition or control of the stock of First Moline.

     6. Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

     7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     8. Governing Law. The validity, construction, enforcement and effect of this Agreement shall be governed by the internal laws of the State of Delaware.

     9. Headings. The headings for the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

     10. Successors. This Agreement shall be binding upon and inure to the benefit of First Moline and Firstar, and their successors, and Stockholder and Stockholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of Stockholder. This Agreement may be assigned by Firstar only to an affiliate of Firstar.

     11. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (i) the Closing Date (as defined in the Reorganization Agreement), or (ii) the date on which the Reorganization Agreement is terminated in accordance with its terms. Not withstanding the foregoing, a) the Stockholder's covenants in the first and last sentences of
Section 2 of this Agreement shall terminate if prior to the approval of the Merger by First Moline's stockholders, First Moline receives a proposal for a Competing Transaction (as defined in the Reorganization Agreement) in connection with which the Board of Directors, in the exercise of its fiduciary obligations to the First Moline Stockholders, after consultation with its financial advisor and based upon the advice of counsel, decides to accept such Competing Transaction; and b) in the event the Board elects to accept the proposal for the Competing Transaction as set forth in clause a above, the remainder of this Agreement shall continue in full force and effect for a period of 270 days after such election is made at which time this entire Agreement shall terminate. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                FIRST MOLINE FINANCIAL CORP.

[SEAL]                                          By: /s/ BYRD KRUMBHOLZ
                                                --------------------------------------------
                                                Title: President

                                                FIRSTAR CORPORATION

[SEAL]                                          By: /s/ JON H. STOWE
                                                --------------------------------------------
                                                Title: Executive Vice President

                                                Stockholder
                                                /s/ GENE M. BLANC
                                                ---------------------------------------------
                                                Gene Blanc

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                FIRST MOLINE FINANCIAL CORP.

[SEAL]                                          By: /s/ BYRD KRUMBHOLZ
                                                --------------------------------------------
                                                Title: President

                                                FIRSTAR CORPORATION

[SEAL]                                          By: /s/ JON H. STOWE
                                                --------------------------------------------
                                                Title: Executive Vice President

                                                Stockholder
                                                /s/ JON CHRISTIANSEN
                                                ---------------------------------------------
                                                Jon Christiansen

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                FIRST MOLINE FINANCIAL CORP.

[SEAL]                                          By:             /s/ BYRD KRUMBHOLZ
                                                   -----------------------------------------
                                                Title: President

                                                FIRSTAR CORPORATION

[SEAL]                                          By:             /s/ JON H. STOWE
                                                   -----------------------------------------
                                                Title: Executive Vice President

                                                Stockholder
                                                                /s/ KENT CRIPPEN
                                                ---------------------------------------------
                                                Kent Crippen

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                FIRST MOLINE FINANCIAL CORP.

[SEAL]                                          By:             /s/ BYRD KRUMBHOLZ
                                                   -----------------------------------------
                                                Title: President

                                                FIRSTAR CORPORATION

[SEAL]                                          By:             /s/ JON H. STOWE
                                                   -----------------------------------------
                                                Title: Executive Vice President

                                                Stockholder
                                                                /s/ DENNIS HOFFMANN
                                                ---------------------------------------------
                                                Dennis Hoffmann

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                FIRST MOLINE FINANCIAL CORP.

[SEAL]                                          By:             /s/ BYRD KRUMBHOLZ
                                                   -----------------------------------------
                                                Title: President

                                                FIRSTAR CORPORATION

[SEAL]                                          By:             /s/ JON H. STOWE
                                                   -----------------------------------------
                                                Title: Executive Vice President

                                                Stockholder
                                                                /s/ BYRD KRUMBHOLZ
                                                ---------------------------------------------
                                                Byrd Krumbholz

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                FIRST MOLINE FINANCIAL CORP.

[SEAL]                                          By:             /s/ BYRD KRUMBHOLZ
                                                   -----------------------------------------
                                                Title: President

                                                FIRSTAR CORPORATION

[SEAL]                                          By:             /s/ JON H. STOWE
                                                   -----------------------------------------
                                                Title: Executive Vice President

                                                Stockholder
                                                                /s/ GLENN MEDHUS
                                                ---------------------------------------------
                                                Glenn Medhus

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                FIRST MOLINE FINANCIAL CORP.

[SEAL]                                          By:             /s/ BYRD KRUMBHOLZ
                                                   -----------------------------------------
                                                Title: President

                                                FIRSTAR CORPORATION

[SEAL]                                          By:             /s/ JON H. STOWE
                                                   -----------------------------------------
                                                Title: Executive Vice President

                                                Stockholder
                                                                /s/ MICHAEL STEFFENSON
                                                ---------------------------------------------
                                                Michael Steffenson

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                FIRST MOLINE FINANCIAL CORP.

[SEAL]                                          By:             /s/ BYRD KRUMBHOLZ
                                                   -----------------------------------------
                                                Title: President

                                                FIRSTAR CORPORATION

[SEAL]                                          By:             /s/ JON H. STOWE
                                                   -----------------------------------------
                                                Title: Executive Vice President

                                                Stockholder
                                                                /s/ DANIEL CHURCHILL
                                                ---------------------------------------------
                                                Daniel Churchill

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